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Exhibit 10.8

DATED 8 FEBRUARY 2005
INTERFLORA HOLDINGS LIMITED	(1)
and
RHYS JOHN HUGHES	(2)

SERVICE AGREEMENT

 CONTENTS

Clause	Heading	Page
1	Appointment	1
2	Duration of the Employment	1
3	Scope of the Employment	1
4	Place of work	2
5	Remuneration	2
6	Car	3
7	Expenses	3
8	Holidays	4
9	Sickness benefits	4
10	Pension, death benefit and medical insurance	5
11	Restrictions during the Employment	5
12	Confidential information and company documents	5
13	Inventions and other intellectual property	6
14	Termination	7
15	Restrictive covenants	9
16	Disciplinary and grievance procedures	10
17	Data Protection	10
18	Notices	11
19	Former contracts of employment	11
20	Choice of law and submission to jurisdiction	11
21	General	11

Schedule 1	Principal terms	14
Schedule 2	Definitions and interpretation	15

Date: 8 February 2005

Parties:

  (1)
  Interflora Holdings Limited (registered number 5286424) whose registered office is at Interflora House, Watergate, Sleaford, Lincolnshire NG34 7TB (the "Company");

  (2)
  Rhys John Hughes (the "Executive").

The parties agree as follows:

        1    Appointment

    1.1
    With effect from Completion the Company appoints the Executive and the Executive agrees to act in the capacity set out in Schedule 1 or in such other similar capacity as the Company from time to time reasonably directs on the terms of this Agreement.

    1.2
    The Company may appoint any other person or persons to act jointly with the Executive in any position to which he may be assigned from time to time.

        2    Duration of the Employment

    2.1
    The Employment under this Agreement shall commence on 8 February 2005 and, subject to the provisions of this Agreement, shall continue unless and until terminated by either party giving to the other not less than the period of notice set out in Schedule 1 in writing.

    2.2
    Notwithstanding clause 2.1, the Employment shall terminate automatically without the need for notice when the Executive reaches 65 years of age.

    2.3
    The Company reserves the right to terminate the Employment without any notice or on notice less than that required by clause 2.1 provided that if it does so it will pay to the Executive a sum equal to, but no more than, the Salary in respect of that part of the period of notice in clause 2.1 which the Company has not given to the Executive less any appropriate tax and other statutory deductions.

    2.4
    At any time during any period of notice (whether given by the Company or the Executive), the Company shall be under no obligation to assign any duties to the Executive and shall be entitled to exclude him from its premises and/or the Company may require the Executive to carry out specified projects, provided that this shall not affect the Executive's entitlement to receive the Salary and other contractual benefits.

    2.5
    For the purposes of the ERA the Executive's period of continuous employment with the Company began on the date specified in Schedule 1. The Executive's employment with the Company is not continuous with any previous employment with any previous employer.

    2.6
    The Executive represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or from performing his duties under it.

        3    Scope of the Employment

    3.1
    During the Employment the Executive shall:

    (a)
    devote the whole of his time, attention and skill to the business and affairs of the Company both during normal business hours (as set out in Schedule 1) and during such additional hours as are reasonably necessary for the proper performance of his duties or as the Board may reasonably require from time to time;

      (b)
      faithfully and diligently perform such duties and exercise such powers consistent with his position as may from time to time be assigned to or vested in him by the Board to a standard that is acceptable to the Board in all material respects;

      (c)
      obey the reasonable and lawful directions of the Board;

      (d)
      comply with all the Company's rules, regulations, policies and procedures from time to time in force; and

      (e)
      keep the Board at all times promptly and fully informed (in writing if so requested) of his conduct of the business of the Company and any Group Company and provide such explanations in connection with it as the Board may reasonably require.

    3.2
    The Executive agrees, for the purposes of Regulation 5 of The Working Time Regulations 1998 (the "Regulations"), that Regulation 4 of the Regulations does not apply to him. The Company and the Executive agree that the Executive's consent, for the purpose of this clause 3.2, shall continue indefinitely provided that the Executive may withdraw such consent at any time by giving the Company three months' notice of his wish to do so.

    3.3
    The Executive acknowledges the obligations on the Company to maintain up to date records as set out in Regulation 5 (4) and accordingly undertakes to provide the Company with such records as are necessary to enable the Company to comply with the Regulations.

    3.4
    The Executive shall if and so long as the Company reasonably requires and without any further remuneration carry out his duties on behalf of any Group Company and act as a director or officer of any Group Company.

    3.5
    The Company may at its sole discretion transfer this Agreement to any Group Company at any time.

        4    Place of work

    4.1
    The Executive's place of work will initially be the Company's offices at Interflora House, Sleaford, Lincolnshire, but the Company may require the Executive to work at any place (inside the United Kingdom) for such periods as the Company may from time to time reasonably require.

    On the reasonable request of the Company the Executive agrees that he will travel outside the United Kingdom on the business of the Company, provided that the Executive will not be required to remain outside the United Kingdom for more than two continuous weeks and for more than 13 weeks in aggregate in any calendar year.

        5    Remuneration

    5.1
    The Company shall pay to the Executive a salary at the rate set out in Schedule 1, on the last day of each calendar month by credit transfer to his bank account payable by equal monthly instalments in arrears (or such other sum as may from time to time be agreed). The rate of salary will be reviewed annually when it shall be increased by an amount as the Company may determine (not being less than the increase in the index of rental prices (all items) during the relevant period.

    5.2
    The Salary shall be inclusive of any fees to which the Executive may be entitled as a director of the Company or any Group Company.

    5.3
    In addition to the Salary the Executive shall be entitled to payment of a performance related bonus (the "Bonus") on the terms set out in Schedule 3.

    5.4
    Payment of the Salary and the Bonus to the Executive shall be made either by the Company or by a Group Company and, if by more than one company, in such proportions as the Board may from time to time think fit.

    5.5
    For the purposes of the Employment Rights Act 1996 and otherwise the Executive consents to the deduction of any sums owing by him to the Company at any time from his salary or any other payment due from the Company to him. The Executive also agrees to make any payment to the Company of any sums owed by him to the Company upon demand by the Company at any time unless the terms of such repayment are otherwise agreed in writing between the parties.

        6    Car

    6.1
    During this agreement the Company will pay to the Executive a car allowance of £12,000 per annum, payable by equal monthly instalments with his salary. Authorised business mileage will be reimbursed as an expense. At the Executive's option he may during the course of this agreement, surrender his car allowance in favour of the provision by the Company of a lease car, in which case the provisions of clauses 6.2 to 6.6 below apply.

    6.2
    Subject to clause 6.1 and to his remaining legally qualified and fit to drive, the Company shall provide the Executive with a car to a lease value of £650.00 per month for the proper performance of his duties in accordance with the Company's car policy from time to time. In the event that the lease value of the car exceeds £650.00 per month the Executive may require the Company to provide such car and opt to pay the additional sum personally.

    6.3
    The Company shall tax and comprehensively insure the car and pay or reimburse, as appropriate, against receipts or other appropriate evidence as the Company may require the costs of running, servicing and repairing the car including the reasonable cost of fuel used for private mileage. The Executive will be permitted to use the car for reasonable private use (including use on holidays). The car will at all times remain the property of the Company.

    6.4
    If the Executive shall be convicted of any offence under the Road Traffic Acts or become involved in any accident involving the car, he shall immediately notify the Board and supply such information in connection with such conviction or accident as the Board may reasonably request.

    6.5
    The Executive shall use the car only in accordance with the Company rules from time to time relating to such use and shall not do anything which would or might void or prejudice any policy of insurance taken out by the Company in respect of the car.

    6.6
    The Executive shall ensure that at all times when the car is driven on the road it is in the state and condition required by law in all material respects and that if so required a current test certificate is in force relating to it.

        7    Expenses

    7.1
    The Company shall reimburse the Executive in respect of all expenses reasonably incurred by him in the proper performance of his duties, subject to his providing such receipts or other appropriate evidence as the Company may require.

    7.2
    The Executive will be issued with a company credit card on condition that he:

    (a)
    takes good care of such card and immediately reports any loss of it to the Company,

      (b)
      uses the card only for the purposes of the Company's business in accordance with any applicable Company policy thereto; and

      (c)
      returns the card immediately to the Company on request.

        8    Holidays

    8.1
    The Executive shall be entitled, in addition to all Bank and Public holidays normally observed in England, to the number of working days paid holiday as set out in Schedule 1 in each holiday year (being the period from 1 January to 31 December). The Executive may take his holiday only at such times as are agreed with the Board (such agreement not to be unreasonably withheld).

    8.2
    In the respective holiday years in which the Employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each completed calendar month of service during the relevant year.

    8.3
    If, on the termination of the Employment, the Executive has exceeded his accrued holiday entitlement, the value of such excess, calculated by reference to clause 8.2 and the Salary, may be deducted from any sums due to him and if there are no such sums due, the Executive shall repay such excess to the Company on such termination. If the Executive has any unused holiday entitlement, the Company may either require the Executive to take such unused holiday during any notice period or make a payment to him in lieu of it, calculated as above.

    8.4
    Holiday entitlement for one holiday year cannot be taken in subsequent holiday years unless otherwise agreed by the Board. Failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu of it.

        9    Sickness benefits

    9.1
    Subject to clause 14 the Company shall continue to pay the Executive's salary for up to a maximum of the number of working days' absence as set out in Schedule 1 on medical grounds in any period of 12 calendar months provided that the Executive shall from time to time if required:

    (a)
    supply the Company with medical certificates covering any period of sickness or incapacity exceeding seven days (including weekends); and

    (b)
    undergo at the Company's expense, by a doctor appointed by the Company, any medical examination.

    9.2
    Payment in respect of any other or further period of absence shall be at the Company's discretion.

    9.3
    Any payment to the Executive pursuant to clause 9.1 shall be subject to set off by the Company in respect of any Statutory Sick Pay and any Social Security Sickness Benefit or other benefits to which the Executive may receive.

    9.4
    If the Executive's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then the Executive shall:

    (a)
    notify the Company immediately of all the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection with it;

    (b)
    give to the Company such information concerning the above matters as the Company may reasonably require; and

      (c)
      if the Company so requires, refund to the Company any amount received by him from any such third party provided that the refund shall be no more than the amount which he has recovered in respect of remuneration.

        10    Pension, death benefit and medical insurance

    10.1
    During the Employment the Executive shall be eligible to join and remain a member of the Company's Group Pension Scheme (the "Scheme"), subject to its rules from time to time in force. The contributions payable to the Scheme by both parties are set out in Schedule 1. Details of the Scheme are set out in the Explanatory Booklet, a copy of which is available from the HR Department.

    10.2
    The Executive has contracted-out of the Scheme for the purposes of the Pension Schemes Act 1993.

    10.3
    During the Employment the Company shall pay all premiums due under a private health insurance scheme arranged by the Company for the benefit of the Executive and his spouse and dependent children and provide the Executive with permanent health insurance cover and life assurance cover, subject in each case, to the insurer accepting the Executive for cover under the relevant policy and at normal rates and subject to the rules of such scheme or policy from time to time in force.

        11    Restrictions during the Employment

    11.1
    Save as provided in clause 11.2 during the Employment the Executive shall not directly or indirectly:

    (a)
    be employed, engaged, concerned or interested in any other business or undertaking; or

    (b)
    engage in any activity which the Board reasonably considers may be, or become, harmful to the interests of the Company or of any Group Company or which might reasonably be considered to interfere with the performance of the Executive's duties under this Agreement.

    11.2
    Clause 11.1 shall not apply to the Executive holding (directly or through nominees) investments listed on the London Stock Exchange or in respect of which dealing takes place on any recognised stock exchange as long as he does not hold more than 1 per cent of the issued shares or other securities of any class of any one company.

    11.3
    The Executive shall comply with every rule of law and every regulation of the Company for the time being in force in relation to dealings in shares or other securities of the Company or any Group Company.

        12    Confidential information and company documents

    12.1
    The Executive undertakes and covenants that he will neither during his Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination of his Employment (except in compliance with an order of a competent court):

    (a)
    divulge or communicate to any person, business entity or other organisation any Confidential Information;

    (b)
    use or permit the use of any Confidential Information for his own purposes or for any purposes other than those of the Group; or

      (c)
      through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of any Confidential Information.

      These restrictions shall cease to apply to any information which becomes available to the public generally, other than as a result of a breach by the Executive of the provisions of this clause 12.

    12.2
    The Executive acknowledges that all books, notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Executive or otherwise) relating to the business of any Group Company (and any copies of them) which are in his possession or under his control:

    (a)
    shall be and remain the property of the relevant Group Company; and

    (b)
    shall be handed over by the Executive to the relevant Group Company on demand and in any event on the termination of his Employment.

      The Executive shall certify on request by the Board that all that property has been handed over by him to a Group Company.

    12.3
    The Executive will take all reasonable steps to prevent the unauthorised delivery of any property of a Group Company to any person outside the Group Company.

        13    Inventions and other intellectual property

    13.1
    The parties foresee that the Executive may make inventions or create other intellectual property in the course of his duties and agree that in this respect the Executive has a special responsibility to further the interests of the Company and the Group Companies.

    13.2
    Any invention, improvement, design, process, information, copyright work, trade mark or trade name or get-up made, created or discovered by the Executive in the course of the Employment (whether capable of being patented or registered or not) in conjunction with or in any way affecting or relating to the business of the Company or of any Group Company or capable of being used or adapted for use in or in connection with such business ("Intellectual Property Rights") shall be disclosed immediately to the Company and shall (subject to Sections 39 to 43 Patents Act 1977) belong to and be the absolute property of the Company or such Group Company as the Company may direct.

    13.3
    If and whenever required so to do by the Company the Executive shall at the expense of the Company or such Group Company as the Company may direct:

    (a)
    apply or join with the Company or such Group Company in applying for letters patent or other protection or registration for any other Intellectual Property Rights in the United Kingdom and in any other part of the world; and

    (b)
    execute all instruments and do all things necessary for vesting all such right, title and interest in such letters patent or other Intellectual Property Rights in the Company or such Group Company or such other person as the Company may specify absolutely as sole beneficial owner.

    13.4
    The Executive irrevocably and unconditionally waives all rights under Chapter IV of Part I of the Copyright, Designs and Patents Act 1988 in connection with his authorship of any existing or future copyright work in the course of the Employment, in whatever part of the world such rights may be enforceable including, without limitation:

    (a)
    the right conferred by section 77 of that Act to be identified as the author of any such work; and

    (b)
    the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment.

    13.5
    The Executive irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute any such instrument or do any such thing and generally to use his name for the purpose of giving to the Company the full benefits of this clause 13. A certificate in writing in favour of any third party signed by any director or by the Secretary of the Company that any instrument or act falls within the authority conferred by this Agreement shall be conclusive evidence that such is the case.

    13.6
    Nothing in this clause 13 shall be construed as restricting the rights of the Executive or the Company under sections 39 to 43 Patents Act 1977.

        14    Termination

    14.1
    Notwithstanding any other provisions of this Agreement, in any of the following circumstances the Company may terminate the Employment immediately by serving written notice on the Executive to that effect. In such event the Executive shall not be entitled to any further payment from the Company except such sums as shall have accrued due at that time. The circumstances are if the Executive:

    (a)
    commits any serious breach of this Agreement or is guilty of any gross misconduct or any serious wilful neglect in the discharge of his duties;

    (b)
    repeats or continues (after written warning) any breach of this Agreement;

    (c)
    commits any material breach of the Investment Agreement, which, if such breach is remediable, is not remedied within 14 days of that breach occurring;

    (d)
    is guilty of any fraud, dishonesty or any conduct tending to bring himself, the Company, or any Group Company into disrepute;

    (e)
    has a petition presented for a bankruptcy order to be made in respect of him, enters into (or proposes to enter into) an individual voluntary arrangement or other composition with his creditors or takes advantage of any other legislation for the time being in force offering relief for insolvent debtors;

    (f)
    is convicted of any criminal offence (other than minor offences under the Road Traffic Acts or the Road Safety Acts for which a fine or non-custodial penalty is imposed) which might reasonably be thought to affect adversely the performance of his duties;

    (g)
    is disqualified from holding office in the Company or in any other company by reason of any order made under the Company Directors Disqualification Act 1986 or any other enactment;

    (h)
    refuses (without reasonable cause) to accept the novation by the Company of this Agreement, or an offer of employment on terms no less favourable to him than the terms of this Agreement, by any company which acquires or agrees to acquire not less than 90 per cent of the issued equity share capital of the Company (as defined by section 744 of the Companies Act 1985);

      (i)
      becomes of unsound mind; or

      (j)
      resigns as or becomes prohibited by law from being a director of the Company, otherwise than at the Company's request.

      Any delay by the Company in exercising such right of termination shall not constitute a waiver of it.

    14.2
    If at any time the Executive is unable to perform his duties properly because of ill health, accident or otherwise for a period or periods totalling at least 130 working days in any period of 12 calendar months, or becomes incapable by reason of mental disorder of managing and administering his property and affairs, then the Company may terminate the Employment by giving him not less than 3 months' written notice to that effect provided that if at any time during the currency of such a notice the Executive shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated, the Company shall withdraw the notice unless, by that date, a replacement for the Executive has been appointed.

    14.3
    If the Company believes that it may be entitled to terminate the Employment pursuant to clause 14.1 it shall be entitled (but without prejudice to its right subsequently to terminate the Employment on the same or any other ground) to suspend the Executive on full pay and other benefits for so long as it may think fit.

    14.4
    On the termination of the Employment or upon either the Company or the Executive having served notice of such termination, the Executive shall:

    (a)
    at the request of the Company resign from office as a director of the Company and all offices held by him in any Group Company and shall comply with the provisions of the articles of association of the Company in relation to any shares, held by him directly or as nominee, provided by it, provided however that such resignation shall be without prejudice to any claims which the Executive may have against the Company or any Group Company arising out of the termination of the Employment; and

    (b)
    immediately deliver to the Company all materials within the scope of clause 12.1 and all keys, credit cards, motor-cars, and other property of or relating to the business of the Company or of any Group Company which may be in his possession or under his power or control;

      and the Executive irrevocably authorises the Company to appoint any person in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect to his obligations under this clause 14.4.

    14.5
    With a view to ensuring that his departure can be arranged with the minimum of inconvenience or disruption to the business of the Group and its relationship with third parties and its other employees, the Executive undertakes not, without the prior approval of the Board as to the timing and manner of any communication about his departure, to inform any of his colleagues about the proposed cessation of his employment hereunder.

    14.6
    The Executive acknowledges the right of the Company to monitor and control the performance of its employees and acknowledges the fiduciary obligations attaching to his position including obligations to inform the Board forthwith upon his becoming aware that any of his colleagues engaged in the business of any Group Company of which he is a director is intending or contemplating the termination of his contract of employment with the Company of any other company in the Group.

        15    Restrictive covenants

    15.1
    The Executive will not for a period of 12 months from the date of this Agreement or, if later, 6 months (less any period during which the Executive has not been provided with work under clause 2.4) after the termination of the Employment:

    (a)
    carry on, or be engaged, concerned or interested in any business within the United Kingdom which is similar to or competes with any business:

    (i)
    which was carried on by a Group Company during the Contact Period; and

    (ii)
    with which he was involved to a material extent during the Contact Period but nothing in this clause 15(a) shall restrain him from engaging or being interested in any business to the extent that his duties or work for that business are neither the same as nor similar to the duties of work performed by him for the benefit of any Group Company during the Contact Period;

      (b)
      interfere with, tender for, canvass, solicit or endeavour to entice away from any Group Company the business of any person:

      (iii)
      who was, to his knowledge, a customer, client or agent of or supplier to, or who had dealings with any Group Company, during the Contact Period; and

      (iv)
      with whom he had personal dealings in the normal course of his Employment during the Contact Period for the purpose of offering or providing to that person services which are the same as or similar to those which he provided during the Contact Period;

      (c)
      supply any product, carry out or undertake or provide any service which is the same as or similar to those with which he was concerned to a material extent during the Contact Period to or for any person:

      (i)
      who was, to his knowledge, a customer, client or agent of or supplier to or who had dealings with any Group Company during the Contact Period; and

      (ii)
      with whom he had personal dealings in the normal course of his Employment during the Contact Period;

      (d)
      be employed by, enter into partnership with, employ, attempt to employ or negotiate or arrange the employment or engagement by any other person, of:

      (i)
      any person who to his knowledge was, during the Contact Period, part of the senior management of any Group Company; and

      (ii)
      with whom he had personal dealings in the normal course of his Employment during the Contact Period; and

      (e)
      solicit, interfere with, tender for or endeavour to entice away from any Group Company any contract, project or business, or the renewal of any of them, of any Group Company:

      (i)
      which is in progress on the last day of the Contact Period or negotiations for which are in progress on that day; and

        (ii)
        in respect of which he had contact with any customer, client or agent of or supplier to any Group Company during the Contact Period.

    15.2
    At no time after the termination of his Employment shall the Executive directly or indirectly represent himself as being interested in or employed by or in any way connected with any Group Company, other than as a former director or employee of a Group Company and (where applicable) as a minority shareholder or former minority shareholder of the Company.

    15.3
    By written notice to the Executive, the Company may, by one or more stages, vary the terms of any part of this clause 15 as it may apply to the Executive by reducing (but not increasing) the period during and/or the activities to which the restrictions are to apply.

    15.4
    Each of the restrictions in this clause 15 may be waived in whole or in part by the Company in writing, subject to any terms and conditions that it may impose.

    15.5
    None of the restrictions in clauses 15.1(a)-15.1(e) shall:

    (f)
    prohibit any activities by the Executive which are not in direct or indirect competition with any business being carried on by any Group Company at the date of the termination of his Employment; nor

    (g)
    preclude the Executive from holding (directly or through nominees) investments traded on London Stock Exchange plc as long as he does not hold more than 1 per cent of the issued shares or other securities of any class of any company.

    15.6
    The Executive agrees that the restrictions imposed on him by this clause 15 extend to any actions by the Executive:

    (h)
    on his own account;

    (i)
    on behalf of any firm, company or other person;

    (j)
    whether alone or jointly with any other person; or

    (k)
    as a director, manager, partner, shareholder, employee or consultant of any other person.

    15.7
    The Executive agrees that, having regard to all the circumstances, the restrictions in this clause 15 are reasonable and necessary for the protection of the Company and that they do not bear harshly on him. The parties agree that:

    (a)
    each restriction shall be read and construed independently of the other restrictions so that if one or more are found to be void or unenforceable as an unreasonable restraint of trade or for any other reason the remaining restrictions shall not be affected; and

    (b)
    if any restriction is found to be void but would be valid and enforceable if some part of it were deleted, the restriction shall apply with the deletions that are necessary to make it valid and enforceable.

        16    Disciplinary and grievance procedures

    16.1
    The Executive shall be subject to the Company's disciplinary and grievance procedures from time to time in force.

        17    Data Protection

    17.1
    The Executive agrees that personal data (other than sensitive personal data) as defined in the Data Protection Act 1998, relating to him and his employment may be processed by the Company to the extent that it is reasonably necessary in connection with his employment or the business of the Company.

    17.2
    The Executive's consent to the processing of personal data shall apply regardless of the country of residence of the person to whom the data is to be transferred. Where the disclosure or transfer is to a person resident outside the European Economic Area, the Company shall take reasonable steps to ensure that the Executive's rights and freedom in relation to the processing of the relevant personal data are adequately protected.

        18    Notices

    A notice may be given by any party hereto to any other party hereto either personally or by sending it by prepaid first class post or airmail to his address stated in this Agreement or to any other address supplied by him to the other parties hereto for the giving of notice to him. A properly addressed and prepaid notice sent by post shall be deemed to have been served at an address within the United Kingdom at the expiry of 48 hours after the notice is posted and to have been served at an address outside the United Kingdom at the expiry of 48 hours after the notice is posted and to have been served at an address outside the United Kingdom at the expiry of 72 hours after the notice is posted.

        19    Former contracts of employment

    This Agreement shall be in substitution for any previous contracts, whether by way of letters of appointment, agreements or arrangements, whether written, oral or implied, relating to the employment of the Executive (including all bonus arrangements), which shall be deemed to have been terminated by mutual consent as from the date of this Agreement and the Executive acknowledges to the Company for itself and on behalf of each Group Company that he has no outstanding claims of any kind against the Company or any Group Company in respect of any such contract.

        20    Choice of law and submission to jurisdiction

    20.1
    This Agreement shall be governed by and interpreted in accordance with English law.

    20.2
    The parties submit to the exclusive jurisdiction of the English courts but this Agreement may be enforced by the Company in any court of competent jurisdiction.

        21    General

    21.1
    The Executive acknowledges that the provisions of clauses 11, 12, 13 and 15 constitute separate undertakings given for the benefit of each Group Company and may be enforced by any of them.

    21.2
    The expiration or termination of this Agreement shall not prejudice any claim which either party may have against the other in respect of any pre-existing breach of or contravention of or non-compliance with any provision of this Agreement nor shall it prejudice the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to or has the effect of coming into or continuing in force on or after such expiration or termination.

    21.3
    This Agreement constitutes the written statement of the terms of employment of the Executive provided in compliance with Part I of the ERA.

    21.4
    Save as otherwise herein provided there are no terms or conditions of employment relating to hours of work or to normal working hours or to entitlement to holiday (including public holidays) or holiday pay or to incapacity for work due to sickness or injury or to pensions or pension schemes or to requirements to work abroad and no collective agreement has any effect upon the Executive's Employment under this Agreement.

    21.5
    A person (other than a Group Company) who is not a party to this Agreement (including the Executive's spouse or children) has no right (whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise) to enforce any term of this Agreement.

    21.6
    This Agreement is subject to English Law, but the Company may enforce it in any jurisdiction.

    21.7
    The Schedules form part of this Agreement. Schedule 2 shall apply to the interpretation of this Agreement.

Rhys Hughes

31 July, 2006

Dear Rhys,

Variation to terms and conditions of employment

        This letter confirms the amendments that will be made to your employment agreement with Interflora Holdings Limited (the "Company") dated 8 February 2005 (the "Agreement"), with effect from the date of Completion (as defined in Appendix One to this letter). The amendments are as follows:-

            (i)  your entitlement to Salary under Clause 5.1 of your Agreement (the amount set out in Schedule 1) will be £93,200;

           (ii)  your entitlement to a Bonus pursuant to Clause 5.3 of your Agreement will be as set out in Appendix One of this letter. With effect from 1 June 2006, Schedule 3 to your Agreement will cease to have effect and in respect of the period beginning on 1 June 2006 you will not be entitled to any further bonus calculated in accordance with Schedule 3; and

          (iii)  Clause 2.1 of your Agreement shall be deleted and replaced with the following:

      "The Employment under this Agreement commenced on 8 February 2005. Subject to the provisions of this Agreement, the Employment shall continue for an initial period until 8 February 2007 (the "Initial Period") and may be terminated by either party giving to the other not less than 6 months prior written notice, the notice period not to expire until after the end of the Initial Period."

        Capitalised terms in this letter not otherwise defined herein will have the meaning set out in the Agreement. Other than as set out above, all other terms of the Agreement will remain in effect.

        Please sign a copy of this letter and return it to Larry Johnson to indicate your acceptance of this variation of your Agreement.

Yours sincerely,

for and on behalf
of the Company

AMENDMENT TO EMPLOYMENT AGREEMENT—RHYS HUGHES

        I confirm I have read and understood the terms of this letter and agree to the variation of my Agreement.

Signed

Employee signature

 Appendix One

1.     BONUS ENTITLEMENT

  The Executive shall be entitled to participate in two bonus schemes. The first is based upon achievement of EBITDA targets and personal objectives (the "Management Incentive Plan"); and the second is based on the Group's financial performance (the "Cliff Bonus Plan").

2.     MANAGEMENT INCENTIVE PLAN BONUS

  2.1
  The Management Incentive Plan may be amended or terminated at the discretion of the Board at the end of a Financial Year, but without prejudice to the Executive's entitlement to receive any bonus pursuant to the Management Incentive Plan ("MIP Bonus") earned in respect of that Financial Year.

  2.2
  If the Executive remains in employment with the Company at the end of a Financial Year, then the Executive shall be eligible to receive a MIP Bonus in respect of that Financial Year. If the Executive's employment ceases between the end of a Financial Year and the date the MIP Bonus becomes payable for such Financial Year, then the MIP Bonus in respect of such Financial Year shall still be paid to the Executive.

  2.3
  The maximum amount of MIP Bonus that the Executive is eligible to receive in respect of a Financial Year depends upon the level of Consolidated EBITDA for that Financial Year.

  2.4
  At the beginning of each Financial Year, the Board will set three separate targets for Consolidated EBITDA for that Financial Year: the Minimum Target, the Mid Target (which equals budgeted Consolidated EBITDA) and the Maximum Target.

  2.5
  If the Consolidated EBITDA for a particular Financial Year:-

  (a)
  is less than the Minimum Target, then no MIP bonus will be payable for that Financial Year;

  (b)
  equals the Minimum Target, the maximum potential MIP Bonus for that Financial Year will be 12.5% of Salary;

  (c)
  equals the Mid Target, the maximum potential MIP Bonus for that Financial Year will be 25% of Salary;

  (d)
  equals or exceeds the Maximum Target, the maximum potential MIP Bonus for that Financial Year will be 50% of Salary; and

  (e)
  if the Consolidated EBITDA for a particular Financial Year (i) exceeds the Minimum Target but is less than the Mid Target or (ii) exceeds the Mid Target but is less than the Maximum Target, the MIP Bonus for the Financial Year will be prorated between such applicable targets on a linear interprolation basis.

  2.6
  Subject to the caps on MIP Bonus set out in clause 2.5, the actual amount of MIP Bonus payable to the Executive for a Financial Year will be determined at the discretion of the Board and will reflect the Executive's personal performance when measured against the personal objectives established in the annual performance assessment set by the Board for the Executive.

  2.7
  If payable, the Management Incentive Plan Bonuses for a Financial Year shall be paid within 15 business days after the finalization of the audited financial statements of FTD Group, Inc. in respect of such Financial Year.

3.     CLIFF BONUS

  3.1
  If Consolidated EBITDA in respect of any one of the first seven Financial Years after Completion(1) is equal to or more than £14,300,000 ("Target Earnings"), then subject to the terms of this clause 3 the Executive will be entitled to receive the Cliff Bonus.

  3.2
  The Cliff Bonus payable to the Executive will be a one-off sum of £286,000.

  3.3
  If the Cliff Bonus is payable in respect of one Financial Year, then the Executive's entitlement to a Cliff Bonus will be satisfied and no further payments of Cliff Bonus will be due to the Executive.

  3.4
  Subject to clause 3.6, if the Executive ceases to be employed prior to the Group achieving the Target Earnings, then the Executive will not be entitled to receive a Cliff Bonus. If the Executive's employment ceases between the end of the Financial Year in which the Cliff Bonus has become payable and the date such Cliff Bonus becomes payable, then the Cliff Bonus shall still be paid to the Executive.

  3.5
  If payable, the Cliff Bonus shall be paid within 15 business days after the finalization of the audited financial statements of FTD Group, Inc. in respect of the Financial Year during which the Target Earnings were achieved by the Group.

  3.6
  If the Executive ceases to be employed by the Company in the 12 month period prior to the Group achieving the Target Earnings in circumstances under which he qualifies as a Good Leaver, the Executive shall be entitled to receive, and shall be paid his pro rata portion of the Cliff Bonus.

4.     DEFINITIONS

  For the purposes of the Management Incentive Plan Bonus and the Cliff Bonus the following words shall have the following meanings:-

    "Board" means the board of the Company

    "Completion" means completion of the sale of the entire issued share capital of the Company to an affiliate of FTD Group, Inc.

    "Consolidated EBITDA" means, for any Financial Year, the Group's consolidated Profit (as defined below) for the Financial Year, adjusted:

    (a)
    to exclude:

    (i)
    the consolidated EBITDA of any company or group acquired (or attributable to any business acquired) by the Group after the date of Completion and the direct expenses incurred in connection with any such acquisition;

    (ii)
    the gain or loss resulting from the disposition of any company or group (or attributable to any business disposed of) after the date of Completion;

    (iii)
    consolidated interest income; and

    (iv)
    other non-cash items increasing consolidated EBITDA, other than revenues accrued in the ordinary course of business and any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, provided, that, except as already included in the calculation of consolidated EBITDA, consolidated taxation on profit of ordinary activities and depreciation and amortisation of goodwill of a subsidiary that is not a wholly owned subsidiary shall only be added to the extent of the equity interest of the Group in such subsidiary; and

(1)
The first Financial Year will commence on July 1, 2006.

    (b)
    to add thereto (to the extent deducted from turnover in determining consolidated Profit for the Financial Year), without duplication, the sum of:

    (i)
    consolidated taxation on Profit of ordinary activities;

    (ii)
    consolidated depreciation and amortization;

    (iii)
    consolidated interest expense;

    (iv)
    any other non-cash charges reducing consolidated Profit for the relevant Financial Year, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; and

    (v)
    the consolidated EBITDA of any company or group disposed of (or attributable to any business disposed of) after the date of Completion, which consolidated EBITDA shall be in respect of the last full twelve months prior to such disposition, and the direct expenses incurred in connection with any such disposition; and

    (c)
    to include or exclude any other item that the Board reasonably determines should be included or excluded in order to reflect the consolidated operations of the Group in the ordinary course of business (it being understood that should FTD Group, Inc. (or any of its subsidiaries, other than a member of the Group) engage in a transaction with any member of the Group, or cause any member of the Group to engage in any activity, that the Chief Executive Officer of the Group reasonably believes is not customary or in the best financial interest of the Group at such time, a representative of the Board shall, in good faith, discuss with the CEO whether any modifications should be made to the Management Incentive Plan or the Cliff Bonus in light of such transaction or activity).

    "Good Leaver" means where the Executive is dismissed by the Company and where the Company's reason for the dismissal is not one of the circumstances set out in Clause 14.1 or 14.2 of the Agreement. For the avoidance of doubt, the Executive will not be a Good Leaver if he resigns from employment with the Company in any circumstances

    "Group" means the Company and its subsidiaries

    "Financial Year" means financial year of the Company ending on June 30(2) of each year

    "Profit" means the profit for the financial period reflected on the consolidated profit and loss account of the Group for the relevant Financial Period, determined in accordance with generally accepted accounting principles as practiced in the United States and consistent with the accounting policies adopted by FTD Group, Inc. in connection with the preparation of its financial statements

    "Salary" means the Executive's Salary for a particular Financial Year, as set out in the Executive's Agreement

(2)
The first year of the Management Incentive Plan Bonus will commence on July 1, 2006 and end on June 30, 2007

Schedule 1

Principal terms

The title and capacity	Finance Director
Notice period	6 months (such notice not to be served before the date falling six months after the date of this agreement)
Remuneration	£86,010
Holidays	25 days
Sickness benefit	65 days
Employer's contributions to personal pension	8% of salary
Executive's contributions to personal pension	4% of salary
Date of commencement of continuous employment	16/07/2001
Business Hours	9:00 am - 5:00 pm Monday - Friday

Schedule 2

Definitions and interpretation

1.    Definitions

  1.1
  In this Agreement, each of the following expressions, unless the context otherwise requires, have the meaning set opposite them:

Board	the board of directors for the time being of the Company or any committee of directors for the time being
Completion	as defined in the Investment Agreement
Confidential Information
information relating to the business, products, affairs and finances of the Company or of any Group Company or their agents, suppliers, customers or distributors (including actual or potential client or supplier details, terms of business, pricing and fee arrangements, other financial and other trade and business secrets) for the time being confidential to it or to them or treated by it or them as such and trade secrets (including, without limitation, technical data and know-how) provided that information shall not be or shall cease to be confidential to the extent that it comes to be in the public domain otherwise than as a result of any unauthorised act or default of the Executive and/or because it is the Executive's property as part of his personal skill and knowledge
Contact Period	the 12 month period ending on the sooner of:
(a) the date of termination of the Employment; and
(b) the date on which Executive last carried out duties assigned to him by the Company.
A reference to an activity or thing which took place "during the Contact Period" includes any activity or thing which started and/or ended at any time during the Contact Period
Employment	the Executive's employment with the Company
ERA	the Employment Rights Act 1996 as amended
Group	the Company and the Group Companies
Group Company
any company which is for the time being a subsidiary or holding company of the Company and any subsidiary of any such holding company and for the purposes of this Agreement the terms "subsidiary" and "holding company" shall have the meanings ascribed to them by sections 736 and 736A Companies Act 1985

Investment Agreement	the investment agreement of 19 November 2004 between the Company, 3i Group plc and others, the Managers (as defined in that agreement) and 3i Investments plc
Remuneration Committee	the remuneration committee of the Company as appointed from time to time as defined in the Investment Agreement
Salary	the salary referred to in clause 5.1

2.    Interpretation

  2.1
  References to clauses and schedules are unless otherwise stated to clauses of and schedules to this Agreement.

  2.2
  The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.

Schedule 3

Bonus

1
The Executive shall be entitled to a bonus (the "Bonus") in respect of each financial year of the Company subject to the terms of this Schedule.

2
The Bonus, if payable pursuant to paragraph 4 below, shall be of an amount equal to between 10% and 35% of the Salary of the Executive payable pursuant to clause 5.1 of this Agreement, as determined pursuant to paragraph 5 below.

3
If payable, the Bonus shall be payable within 14 days of the approval of the audited accounts in respect of any financial period by the Board. The Board may, in its absolute discretion and with the written consent of 3i (as defined in the Investment Agreement), make interim payments of the Bonus to the Executive. If the amount of the Bonus in respect of any financial year is less than the aggregate amount of any such interim payments then the excess shall be repayable to the Company as a debt on demand.

4
The Executive shall only be entitled to receive the Bonus provided that the net profits of the Group in any financial period before interest, taxation, depreciation and amortisation of goodwill and after taking into account the effect of the Bonus and other bonuses payable to employees of the Group ("EBIT") (calculated by reference to the consolidated audited financial accounts of the Group for the relevant period) are equal to or exceed the EBIT target set out in:

4.1
the Business Plan; or

4.2
if the same exists, in any agreed Annual Business Plan,

  (each as defined in the Investment Agreement) in relation to the relevant financial period (the "Target").

5
In the event that the EBIT in relation to any financial period is:

5.1
equal to the Target the Bonus shall be 10% of the Salary;

5.2
equal to or in excess of 125% of the Target the Bonus shall be 35% of the Salary; and

5.3
between the Target and 125% of the Target the Bonus shall increase on a straight line basis between 10% of the Salary and 35% of the Salary (e.g. if the EBIT is equal to 110% of the Target the Bonus shall be 20% of the Salary).

6
In the event that the employment of the Executive shall terminate during a financial year then the Bonus shall be apportioned by dividing the Bonus which would otherwise be payable to the Executive by 12 and multiplying the resultant amount by the number of complete months during which the Executive continued in employment. Any such payment will not become due until the date provided for payment in paragraph 3. The costs associated with the termination of the employment of the Executive shall be added back to the EBIT for the relevant financial period.

        In witness of which this Agreement is executed as a deed by the parties and delivered on the date which is written at the start of this agreement:

The Company
Executed as a deed by Interflora	)
Holdings Limited acting by:	)
	)	Director
)
)
Director/Secretary
The Executive
Executed as a deed by Rhys John	)
Hughes in the presence of:	)
)

Witness
Full name	Richard Medd
Address	Browne Jacobson Nottingham
Occupation	Solicitor

Rhys Hughes

September 6, 2006

Dear Rhys,

Variation to terms and conditions of employment

        This letter confirms the amendments that will be made to your employment agreement with Interflora Holdings Limited (the "Company") dated 8 February 2005 as amended by variation in terms dated July 31, 2006 (collectively the "Agreement"), with effect as of the date of this letter. The amendments are as follows:-

  (i)
  your new job title and capacity (set out in Schedule 1 of Agreement) shall changed to Chief Operating Officer

  (i)
  your entitlement to Salary under Clause 5.1 of your Agreement (the amount set out in Schedule 1 of Agreement) will be £125,000;

  (ii)
  your entitlement to a Cliff Bonus pursuant to Clause 3.2 of the appendix to the variation in terms dated July 31, 2006 shall be amended to a one-off sum of £572,000.

        Other than as set out above, all other terms of the Agreement will remain in effect.

        Please sign a copy of this letter and return it to Larry Johnson to indicate your acceptance of this variation of your Agreement.

Yours sincerely,
Steve Richards, President
for and on behalf
of the Company

        I confirm I have read and understood the terms of this letter and agree to the variation of my Agreement.

Signed

Employee signature

Rhys Hughes

31 July, 2006

Dear Rhys,

Variation to terms and conditions of employment

        This letter confirms the amendments that will be made to your employment agreement with Interflora Holdings Limited (the "Company") dated 8 February 2005 (the "Agreement"), with effect from the date of Completion (as defined in Appendix One to this letter). The amendments are as follows:-

            (i)  your entitlement to Salary under Clause 5.1 of your Agreement (the amount set out in Schedule 1) will be £93,200;

           (ii)  your entitlement to a Bonus pursuant to Clause 5.3 of your Agreement will be as set out in Appendix One of this letter. With effect from 1 June 2006, Schedule 3 to your Agreement will cease to have effect and in respect of the period beginning on 1 June 2006 you will not be entitled to any further bonus calculated in accordance with Schedule 3; and

          (iii)  Clause 2.1 of your Agreement shall be deleted and replaced with the following:

      "The Employment under this Agreement commenced on 8 February 2005. Subject to the provisions of this Agreement, the Employment shall continue for an initial period until 8 February 2007 (the "Initial Period") and may be terminated by either party giving to the other not less than 6 months prior written notice, the notice period not to expire until after the end of the Initial Period."

        Capitalised terms in this letter not otherwise defined herein will have the meaning set out in the Agreement. Other than as set out above, all other terms of the Agreement will remain in effect.

        Please sign a copy of this letter and return it to Larry Johnson to indicate your acceptance of this variation of your Agreement.

Yours sincerely,

for and on behalf
of the Company

AMENDMENT TO EMPLOYMENT AGREEMENT—RHYS HUGHES

        I confirm I have read and understood the terms of this letter and agree to the variation of my Agreement.

Signed

Employee signature

 Appendix One

1.     BONUS ENTITLEMENT

  The Executive shall be entitled to participate in two bonus schemes. The first is based upon achievement of EBITDA targets and personal objectives (the "Management Incentive Plan"); and the second is based on the Group's financial performance (the "Cliff Bonus Plan").

2.     MANAGEMENT INCENTIVE PLAN BONUS

  2.1
  The Management Incentive Plan may be amended or terminated at the discretion of the Board at the end of a Financial Year, but without prejudice to the Executive's entitlement to receive any bonus pursuant to the Management Incentive Plan ("MIP Bonus") earned in respect of that Financial Year.

  2.2
  If the Executive remains in employment with the Company at the end of a Financial Year, then the Executive shall be eligible to receive a MIP Bonus in respect of that Financial Year. If the Executive's employment ceases between the end of a Financial Year and the date the MIP Bonus becomes payable for such Financial Year, then the MIP Bonus in respect of such Financial Year shall still be paid to the Executive.

  2.3
  The maximum amount of MIP Bonus that the Executive is eligible to receive in respect of a Financial Year depends upon the level of Consolidated EBITDA for that Financial Year.

  2.4
  At the beginning of each Financial Year, the Board will set three separate targets for Consolidated EBITDA for that Financial Year: the Minimum Target, the Mid Target (which equals budgeted Consolidated EBITDA) and the Maximum Target.

  2.5
  If the Consolidated EBITDA for a particular Financial Year:-

  (a)
  is less than the Minimum Target, then no MIP bonus will be payable for that Financial Year;

  (b)
  equals the Minimum Target, the maximum potential MIP Bonus for that Financial Year will be 12.5% of Salary;

  (c)
  equals the Mid Target, the maximum potential MIP Bonus for that Financial Year will be 25% of Salary;

  (d)
  equals or exceeds the Maximum Target, the maximum potential MIP Bonus for that Financial Year will be 50% of Salary; and

  (e)
  if the Consolidated EBITDA for a particular Financial Year (i) exceeds the Minimum Target but is less than the Mid Target or (ii) exceeds the Mid Target but is less than the Maximum Target, the MIP Bonus for the Financial Year will be prorated between such applicable targets on a linear interprolation basis.

  2.6
  Subject to the caps on MIP Bonus set out in clause 2.5, the actual amount of MIP Bonus payable to the Executive for a Financial Year will be determined at the discretion of the Board and will reflect the Executive's personal performance when measured against the personal objectives established in the annual performance assessment set by the Board for the Executive.

  2.7
  If payable, the Management Incentive Plan Bonuses for a Financial Year shall be paid within 15 business days after the finalization of the audited financial statements of FTD Group, Inc. in respect of such Financial Year.

3.     CLIFF BONUS

  3.1
  If Consolidated EBITDA in respect of any one of the first seven Financial Years after Completion(1) is equal to or more than £14,300,000 ("Target Earnings"), then subject to the terms of this clause 3 the Executive will be entitled to receive the Cliff Bonus.

  3.2
  The Cliff Bonus payable to the Executive will be a one-off sum of £286,000.

  3.3
  If the Cliff Bonus is payable in respect of one Financial Year, then the Executive's entitlement to a Cliff Bonus will be satisfied and no further payments of Cliff Bonus will be due to the Executive.

  3.4
  Subject to clause 3.6, if the Executive ceases to be employed prior to the Group achieving the Target Earnings, then the Executive will not be entitled to receive a Cliff Bonus. If the Executive's employment ceases between the end of the Financial Year in which the Cliff Bonus has become payable and the date such Cliff Bonus becomes payable, then the Cliff Bonus shall still be paid to the Executive.

  3.5
  If payable, the Cliff Bonus shall be paid within 15 business days after the finalization of the audited financial statements of FTD Group, Inc. in respect of the Financial Year during which the Target Earnings were achieved by the Group.

  3.6
  If the Executive ceases to be employed by the Company in the 12 month period prior to the Group achieving the Target Earnings in circumstances under which he qualifies as a Good Leaver, the Executive shall be entitled to receive, and shall be paid his pro rata portion of the Cliff Bonus.

4.     DEFINITIONS

  For the purposes of the Management Incentive Plan Bonus and the Cliff Bonus the following words shall have the following meanings:-

    "Board" means the board of the Company

    "Completion" means completion of the sale of the entire issued share capital of the Company to an affiliate of FTD Group, Inc.

    "Consolidated EBITDA" means, for any Financial Year, the Group's consolidated Profit (as defined below) for the Financial Year, adjusted:

    (a)
    to exclude:

    (i)
    the consolidated EBITDA of any company or group acquired (or attributable to any business acquired) by the Group after the date of Completion and the direct expenses incurred in connection with any such acquisition;

    (ii)
    the gain or loss resulting from the disposition of any company or group (or attributable to any business disposed of) after the date of Completion;

    (iii)
    consolidated interest income; and

    (iv)
    other non-cash items increasing consolidated EBITDA, other than revenues accrued in the ordinary course of business and any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, provided, that, except as already included in the calculation of consolidated EBITDA, consolidated taxation on profit of ordinary activities and depreciation and amortisation of goodwill of a subsidiary that is not a wholly owned subsidiary shall only be added to the extent of the equity interest of the Group in such subsidiary; and

(1)
The first Financial Year will commence on July 1, 2006.

    (b)
    to add thereto (to the extent deducted from turnover in determining consolidated Profit for the Financial Year), without duplication, the sum of:

    (i)
    consolidated taxation on Profit of ordinary activities;

    (ii)
    consolidated depreciation and amortization;

    (iii)
    consolidated interest expense;

    (iv)
    any other non-cash charges reducing consolidated Profit for the relevant Financial Year, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; and

    (v)
    the consolidated EBITDA of any company or group disposed of (or attributable to any business disposed of) after the date of Completion, which consolidated EBITDA shall be in respect of the last full twelve months prior to such disposition, and the direct expenses incurred in connection with any such disposition; and

    (c)
    to include or exclude any other item that the Board reasonably determines should be included or excluded in order to reflect the consolidated operations of the Group in the ordinary course of business (it being understood that should FTD Group, Inc. (or any of its subsidiaries, other than a member of the Group) engage in a transaction with any member of the Group, or cause any member of the Group to engage in any activity, that the Chief Executive Officer of the Group reasonably believes is not customary or in the best financial interest of the Group at such time, a representative of the Board shall, in good faith, discuss with the CEO whether any modifications should be made to the Management Incentive Plan or the Cliff Bonus in light of such transaction or activity).

    "Good Leaver" means where the Executive is dismissed by the Company and where the Company's reason for the dismissal is not one of the circumstances set out in Clause 14.1 or 14.2 of the Agreement. For the avoidance of doubt, the Executive will not be a Good Leaver if he resigns from employment with the Company in any circumstances

    "Group" means the Company and its subsidiaries

    "Financial Year" means financial year of the Company ending on June 30(2) of each year

    "Profit" means the profit for the financial period reflected on the consolidated profit and loss account of the Group for the relevant Financial Period, determined in accordance with generally accepted accounting principles as practiced in the United States and consistent with the accounting policies adopted by FTD Group, Inc. in connection with the preparation of its financial statements

    "Salary" means the Executive's Salary for a particular Financial Year, as set out in the Executive's Agreement

(2)
The first year of the Management Incentive Plan Bonus will commence on July 1, 2006 and end on June 30, 2007

Rhys Hughes

13 October, 2008

Dear Rhys,

Variation to terms and conditions of employment

        This letter confirms the amendments that will be made to your employment agreement with Interflora Holdings Limited (the "Company") dated 8 February 2005, as amended by variations in terms dated, respectively, 31 July, 2006 (the "31 July Amendment") and 6 September, 2006 (collectively, the "Agreement"), with effect as of 26 August, 2008, on which date FTD Group, Inc. ("FTD"), the Company's indirect parent, merged into UNOLA Corp., an indirect wholly-owned subsidiary of United Online, Inc. ("United Online") and the Company became a wholly-owned, indirect subsidiary of United Online.

        Whereas, you have been appointed President of the Company as of May 19, 2008;

        Whereas, the Company desires for you to serve in such capacity, and you desire to continue to serve in such capacity; and

        Whereas, the Company and you mutually desire to increase your Salary and MIP Bonus opportunity, with effect as of 26 August, 2008;

        Now, therefore, the amendments to your Agreement are as follows:

  (i)
  Your job title and capacity (as set out in Schedule 1 of the Agreement) shall be changed to President of the Company.

  (ii)
  Your entitlement to Salary under Clause 5.1 of your Agreement (the amount set out in Schedule 1 of the Agreement) will be £157,500, effective as of 26 August, 2008.

  (iii)
  Your entitlement to a Bonus pursuant to Clause 5.3 of your Agreement and as set out in Section 2.5 of Appendix One of the 31 July Amendment is hereby further amended, as follows, effective as of 26 August, 2008:

  2.5
  If the Consolidated EBITDA for a particular Financial Year:

  (a)
  is less than the Minimum Target, then no MIP bonus will be payable for that Financial Year;

Interflora British Unit Interflora House, Sleaford, Lincolnshire NG34 7TB
Tel 01529 304141 Fax 01529 413704 www.interflora.co.uk

Rhys Hughes
13 October, 2008

      (b)
      equals the Minimum Target, the maximum potential MIP Bonus for that Financial Year will be 25% of Salary;

      (c)
      equals the Mid Target, the maximum potential MIP Bonus for that Financial Year will be 50% of Salary;

      (d)
      equals or exceeds the Maximum Target, the maximum potential MIP Bonus for that Financial Year will be 100% of Salary; and

      (e)
      if the Consolidated EBITDA for a particular Financial year (i) exceeds the Minimum Target but is less than the Mid Target or (ii) exceeds the Mid Target but is less than the Maximum Target, the MIP Bonus for the Financial Year will be prorated between such applicable targets on a linear interpolation basis.

        Capitalised terms in this letter not otherwise defined herein will have the meaning set out in the Agreement. Other than as set out above, all other terms of the Agreement will remain in effect.

        Please sign two originals of this letter and return them to Paul Jordan at the address below to indicate your acceptance of this variation of your Agreement:

    Mr. Paul E. Jordan
    Executive Vice President and Chief Personnel Officer
    United Online, Inc.
    21301 Burbank Boulevard
    Woodland Hills, California 91367-6677
    Tel: (818) 287-3363

        After the letter has been countersigned on behalf of the Company, one of the fully-signed originals will be returned to you.

Yours sincerely,

Mark R. Goldston
For and on behalf of the Company

2

Rhys Hughes
13 October, 2008

        I confirm that I have read and understood the terms of this letter and agree to the variation of my Agreement.

Signed

Rhys Hughes

3

Rhys Hughes

December     , 2009

Dear Rhys,

Variation to terms and conditions of employment

        Reference is made to your employment agreement with Interflora Holdings Limited (the "Company") dated February 8, 2005, as amended by variations in terms dated July 31, 2006 (the "July 2006 Amendment"), September 6, 2006 (the "September 2006 Amendment"), and October 13, 2008 (the "October 2008 Amendment" and collectively with the July 2006 Amendment and the September 2006 Amendment, the "Agreement").

        This letter confirms the amendments to the Agreement with effect from the date of this letter.

             I.  The definition of the "Board" in Section 4 of Appendix One of the July 2006 Amendment, as further amended by the September 2006 Amendment and the October 2008 Amendment (as amended, "Appendix One") shall be deleted and replaced with the following:

      "means the board of directors of FTD, Inc."

            II.  Annual Bonus—Fiscal Year 2009

      Clause 5.3 of the Agreement provides that you will be entitled to a Bonus as set forth in Appendix One. With regard to the MIP Bonus for the fiscal year ending December 31, 2009, in accordance with Section 2 of Appendix One, the Board has set the following Consolidated EBITDA targets: Minimum Target, £12,600,000; Mid Target, £13,000,000; and Maximum Target, £13,400,000. The MIP Bonus determination shall be made by the Board as set forth in Section 2 of Appendix One; provided, however, that Section 2.7 is hereby deleted in its entirety and the MIP Bonus, if payable, shall be paid within 15 business days after United Online, Inc. has filed with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K for the year ending December 31, 2009.

          III.  Annual Bonus—Fiscal Year 2010 and Beyond

      With regard to the fiscal year ending December 31, 2010 and each fiscal year thereafter during your period of employment, the Board has determined to eliminate the MIP Bonus and replace it with an annual discretionary bonus. Accordingly, for the fiscal year ending December 31, 2010 and each fiscal year thereafter during your period of employment, Section 1 (Bonus Entitlement) and Section 2 (Management Incentive Plan Bonus) of Appendix One shall be deleted in their entirety and replaced with the following:

Interflora British Unit Interflora House, Sleaford, Lincolnshire NG34 7TB
Tel 01529 304141 Fax 01529 413704 www.interflora.co.uk
Registered in England No: 297087 Registered Office: Interflora House, Sleaford, Lincolnshire NG34 7TB

      "1.
      BONUS ENTITLEMENT

        The Executive shall be entitled to participate in two bonus schemes. The first is a discretionary annual bonus (the "Annual Bonus"), and the second is based on the Group's financial performance (the "Cliff Bonus").

      2.
      DISCRETIONARY ANNUAL BONUS

        For the fiscal year ending December 31, 2010 and each fiscal year thereafter during your period of employment, you will be eligible for a discretionary Annual Bonus equal to up to 100% of your annualized base salary. The amount of the Annual Bonus, if any, shall be determined by the Chief Executive Officer of FTD, Inc. (or if so delegated by the Chief Executive Officer, by the President of FTD, Inc.), in his sole discretion based upon performance criteria considered by the Chief Executive Officer (or if so delegated, by the President). If payable, the Annual Bonus for a particular fiscal year shall be paid within 15 business days after United Online, Inc. has filed with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K for the particular fiscal year."

           IV.  Cliff Bonus

      This letter confirms that the references to "Financial Year" in Sections 3.1, 3.3 and 3.4 of Appendix One related to the Cliff Bonus shall continue to mean the year ending June 30 of each calendar year. However, Section 3.5 is hereby deleted in its entirety and replaced with the following:

        "3.5      If payable, the Cliff Bonus shall be paid within 15 business days after United Online, Inc. has filed with the U.S. Securities and Exchange Commission the Quarterly Report on Form 10-Q for the quarterly period that ended at the conclusion of the Financial Year during which the Target Earnings were achieved by the Group."

             V.  For the purposes of the Annual Bonus for fiscal year 2010 and beyond and the Cliff Bonus, in Section 4 of Appendix One, the following amendments are made:

    (i)
    Delete "Management Incentive Plan" in the first paragraph of the definition section and insert "Annual Bonus" in its place; and

    (ii)
    Delete the reference to "Management Incentive Plan" at section (c) of the definition of "Consolidated EBITDA".

        Capitalised terms in this letter not otherwise defined herein will have the meaning set out in the Agreement. Other than as set out above, all other terms of the Agreement will remain in effect.

        Please sign a copy of this letter and return it to my attention to indicate your acceptance of this variation of your Agreement.

Yours sincerely,

For and on behalf of the Company

        I confirm I have read and understood the terms of this letter and agree to the variation of my Agreement.

Signed

Rhys Hughes

Rhys Hughes

31st May 2012

Variation to terms and conditions of employment

        Reference is made to your employment agreement with Interflora Holdings Limited (the "Company") dated 8 February 2005, as amended by variations in terms dated 31 July 2006 (the "July 2006 Amendment"), 6 September 2006 (the "September 2006 Amendment"), 13 October 2008 (the "October 2008 Amendment"), and 24 December 2009 (the "December 2009 Amendment" and collectively with the other referenced amendments, the "Agreement").

        This letter confirms the amendments to the Agreement with effect from the date of this letter.

Cliff Bonus

        Sections 3.1 through 3.6 of Appendix One of the July 2006 Amendment, as Appendix One was further amended by the September 2006 Amendment, the October 2008 Amendment and the December 2009 Amendment (as amended, "Appendix One"), are hereby deleted in their entirety and replaced with the following:

  3.1
  Subject to the Executive's continued compliance with the other terms and conditions of the Agreement and as set forth below, the Executive will be eligible to receive a Cliff Bonus in the aggregate amount of £572,000 (the "Cliff Bonus") payable as follows:

  a.
  Twenty-five percent (25%) of the Cliff Bonus, i.e., £143,000, to be paid on 1 June 2012;

  b.
  Twenty-five percent (25%) of the Cliff Bonus, i.e., £143,000, to be paid on 1 June 2013;

  c.
  Fifty percent (50%) of the Cliff Bonus, i.e., £286,000, to be paid on 1 June 2014.

  3.2
  Subject to clause 3.3, if the Executive ceases to be employed prior to any payment date referenced in clause 3.1 above, then the Executive will not be eligible for or entitled to receive any portion of the Cliff Bonus not yet paid.

  3.3
  If the Executive ceases to be employed by the Company in the period between the date of this letter and 1 June 2014 in circumstances under which he qualifies as a Good Leaver, the Executive will be entitled to receive and be paid his pro rata portion of the remaining unpaid aggregate balance of the Cliff Bonus. For example, assuming the date of this letter is 31st May 2012 and the Executive ceases to be employed by the Company on 31st August 2012 in circumstances under which he qualifies as a Good Leaver, the Executive will be entitled to be paid a pro rata portion of the remaining unpaid aggregate balance of the Cliff Bonus. In this example, the pro rata amount would be £53,625 (i.e., 3.0mos. /24.0mos. × £429,000).

Interflora Holdings Limited
lnterflora House
Watergate, Sleaford
Lincolnshire NG34 7TB
Tel: 01529 304141
Fax: 01529 413704
Registered in England No: 05286424
Registered Office: Interflora House,
Sleaford, Lincolnshire NG34 7TB

Rhys Hughes
Re: Variations to terms and conditions of employment
31st May 2012

        Capitalised terms in this letter not otherwise defined herein will have the meaning set out in the Agreement. Other than as set out above, all other terms of the Agreement will remain in effect.

        Please sign a copy of this letter and return it to my attention to indicate your acceptance of this variation of your Agreement.

Yours sincerely,
John Dunstan For and on behalf of the Company

        I confirm I have read and understood the terms of this letter and agree to the variation of my Agreement.

Signed

Rhys Hughes

2

QuickLinks

  Exhibit 10.8
CONTENTS
Variation to terms and conditions of employment
Appendix One
Schedule 1
Principal terms
Schedule 2
Definitions and interpretation
Schedule 3
Bonus
Variation to terms and conditions of employment
Variation to terms and conditions of employment
Appendix One
Variation to terms and conditions of employment
Variation to terms and conditions of employment
Variation to terms and conditions of employment